UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2006
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	333-123473 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
110 East Elk St.
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On September 18, 2006, we entered into a Standard Form of Agreement and General Conditions between Owner and Contractor (the “Agreement”) with Mark Albenesius, Inc. of Dakota City, Nebraska (“MAI”), an unrelated party, for the construction of a certain underground utilities at our Jackson, Nebraska ethanol production facility which is currently under construction. The utilities to be installed consist of all piping systems for the ethanol plant including the water fire loop, the water systems for well water, potable water and utility water blowndown, the sanitary sewer, and piping for natural gas and methane distribution. In addition, MAI will furnish and install a pump injection odorizer package for the natural gas system. Pursuant to the Agreement, we will pay MAI a lump sum of $810,366.00, subject to any change orders we approve. Pursuant to the agreement, MAI will commence construction of these utilities no later than September 20, 2006 and will complete the construction of the utilities by no later than December 15, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
September 20, 2006	/s/ Tom Lynch
Tom Lynch, President